
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JP
REALTY, INC. FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2000 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   6-MOS                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000             DEC-31-1999
<PERIOD-END>                               JUN-30-2000             JUN-30-1999
<CASH>                                        $  9,494                $  8,951
<SECURITIES>                                         0                       0
<RECEIVABLES>                                        0<F1>                   0<F1>
<ALLOWANCES>                                         0<F1>                   0<F1>
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                     0<F2>                   0<F2>
<PP&E>                                               0<F1>                   0<F1>
<DEPRECIATION>                                       0<F1>                   0<F1>
<TOTAL-ASSETS>                                 776,835                 746,466
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                             2                       2
<OTHER-SE>                                           0                       0
<TOTAL-LIABILITY-AND-EQUITY>                   776,835                 746,466
<SALES>                                              0                       0
<TOTAL-REVENUES>                                67,153                  63,319
<CGS>                                                0                       0
<TOTAL-COSTS>                                        0                       0
<OTHER-EXPENSES>                                35,905<F3>              33,773<F4>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              15,091                  14,699
<INCOME-PRETAX>                                      0                       0
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                                  0                       0
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    10,695                  11,414
<EPS-BASIC>                                      $0.65                   $0.65
<EPS-DILUTED>                                    $0.65                   $0.65

<F1>The Company utilizes a condensed balance sheet format for 10-Q reporting.
Amounts are included in Other Assets.
<F2>The financial statements reflect an unclassifed balance sheet due to the nature of the Company's industry - Real Estate Investment Trust.
<F3>Amount is comprised of $50,996 of expenses less interest expense of $15,091 reflected elsewhere in this Financial Data Schedule.
<F4>Amount is comprised of $48,472 of expenses less interest expense of $14,699 reflected elsewhere in this Financial Data Schedule.


